CONSULTATION AGREEMENT

               This Agreement, made as of the 17th day of April, 1997, by and between

                    Campo Electronics, Appliances and Computers, Inc., (the "Company")
                    109 Northpark Blvd., Suite 500
                    Covington, LA 70433 ("Facility"), and

                    York Management Services, Inc. ("Consultant")
                    37 Northfield Ave.
                    Edison, NJ 08837

               WHEREAS,   Company   desires   to  retain  the  services  of
          Consultant as set forth herein in accordance with the terms and conditions of this Agreement; and

               WHEREAS, Consultant desires to provide the services to Company as set forth herein, and intending to be legally bound, Company and Consultant hereby agree as follows:

               1.   DEFINITIONS

                    As used in this Agreement, the following terms shall have the meanings set forth below:

                    1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

                    1.2 "Board" shall mean the Board of Directors of the Company as duly constituted from time to time.

                    1.3  "the  Business" shall  mean  the  business  to  be
          conducted  by  the  Company   or   any  Subsidiary,  directly  or
          indirectly, including but not limited to retail sales.

                    1.4  "Commencement Date"   shall  be the date first set
          forth on page one of this Agreement.

                    1.5 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, vendor and customer lists, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, product information, production know-how and other business affairs of the Company or its Affiliates, which (i) is or are designed to be used in or are or may be useful in connection with the business of the Company, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, which (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Consultant, or (iii) which gives the Company or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

                    1.6  "Date  of Termination"   shall  have  the  meaning
          assigned to it in Section 3.

                    1.7 "Notice of Termination" shall have the meaning assigned to that term in Section 3.

                    1.8 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity of government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                    1.9 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company.

                    1.10 "Term"   shall  mean  the  term  of  retention  of
          Consultant under this Agreement.

                    1.11 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

               Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

               2.   CONSULTATION DUTIES OF THE CONSULTANT

                    2.1 Consultation Duties. The Company hereby retains Consultant, and Consultant hereby accepts appointment as Consultant to the Company. The principal duty of Consultant shall be to perform those services which may be requested by the Board, including, but not limited to, assistance in the evaluation of the Company's existing business; and assistance in the formulation of a strategic plan to restore the Company's profitability, including restructuring and reorganization alternatives, and to render services as are necessary and desirable to protect and advance the best interests of the Company and its Subsidiaries. Consultant agrees to devote whatever reasonable time is required to perform such duties.

                    2.2 Consultant shall report to and be under the supervision of the Board.
                    2.3 Consultant does not hold itself out as having the licenses of, nor does Consultant perform the services of, attorneys, accountants, brokers, or other service providers requiring a license.

               3.   TERM OF RETENTION

                    3.1 The retention of Consultant pursuant to this Agreement shall commence as of the Commencement Date, and end seven (7) days after receipt of written notice by one party from the other terminating this Agreement (the "Termination Date").

               4.   PLACE OF WORK

                    4.1 Consultant's services shall be performed initially in substantial part at the home office location of the Company, and the Company agrees to afford to Consultant and its personnel, office space at the Company headquarters, and other business premises owned by or available to Company as is reasonably requested.

               5.   COMPENSATION AND BENEFITS

                    5.1 Retainer. Company agrees to pay Consultant a retainer of $50,000.00 on the Commencement Date, which Consultant shall hold as security for the timely payment and performance by the Company of its obligations hereunder. If the Company breaches this Agreement, Consultant may apply the retainer to reduce Consultant's damages. Following the Termination Date, after all fees, bonuses and expenses due to Consultant have been paid, the balance of the retainer shall be refunded to the Company.

                    5.2 Fees and Expenses. Company agrees to pay fees for services rendered by personnel of Consultant based upon the hourly rates attached hereto as Exhibit A. Hourly fees for personnel not listed on Exhibit A shall be billed at the rates regularly charged by Consultant for services personnel performing similar functions. Personnel of Consultant shall include employees of Consultant and independent consultants selected by Consultant to perform on behalf of the Consultant. All rates quoted may be reasonably increased from time to time in the event the assignment extends beyond a six (6) month period. Company agrees to reimburse Consultant for all reasonable and necessary expenses incurred by Consultant by reason of this Agreement, including, but not limited to travel, including air travel and rental car, mileage reimbursement for use of Consultant's personal automobiles, and for lodging and meal expenses whenever Consultant's personnel are away from home. Travel time shall be reimbursed at one-half (1/2) of the Consultant's hourly rates listed on Exhibit A.

                    5.3 Billing and Payment. Consultant agrees to render weekly invoices to Company for fees and expenses, and any delay in rendering such invoices shall not constitute a waiver of such fees and expenses. Company agrees to pay such invoices within two (2) business days of receipt by wire transfer to Consultant's bank, or by certified check or cashier's check.

                    5.4 Taxes. Company agrees that all taxes due by reason of amounts payable, or paid to Consultant under this Agreement (for instance, sales taxes), are the responsibility of and to be paid by Company, other than federal, state, and local taxes on the Consultant's income.

                    5.5 Bonus for Exceptional Performance. Company agrees that Consultant will receive a bonus for exceptional performance in the event the Company's financial condition is stabilized or the Company is sold or merged. In the event the Company's financial condition is stabilized through the end of the Company's current fiscal year without recourse to reorganization under Title 11 of the United States Code, Consultant shall be paid a Success Fee in the amount of $200,000. In the event the Company becomes a debtor in a case under Title 11 of the United States Code, Consultant shall be paid a Success Fee in the amount of $200,000, in the event a Plan of Reorganization is confirmed on or before twelve (12) months following the initial filing date.

                    5.6 Except as hereinafter provided, in the event the term of this Agreement extends beyond sixty (60) days, and the Board of the Company, during the term of this Agreement or within six (6) months following the termination date elects to undertake the sale of the Company, York shall be retained as the exclusive representative to market the Company, and shall be paid a fee for the completion of a transaction in accordance with a written agreement to be concluded within the next thirty (30) days, which fee shall be calculated using the "Lehman formula". No fee shall be due Consultant in connection with the sale of the Company to Consultant or an entity which, directly or indirectly, is owned or controlled by Consultant or any person or entity to whom indemnification is extended pursuant to Section 10.2 of this Agreement.

                    5.7 Obligations of the Company. The Company's obligation to pay Consultant the compensation, fees and expenses contained herein and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Consultant or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand.

               6.   INDEPENDENT CONTRACTOR STATUS

                    6.1 Consultant shall for all purposes hereunder be an independent contractor with respect to the Company. Consultant shall not be deemed an officer or director or agent of the Company. This Agreement shall not constitute Consultant as a joint venturer or partner of the Company. Consultant shall have no liability for any debts or obligations of the Company. Consultant shall have no authority to contract on behalf of, or otherwise bind the Company without the express authorization of the Board.

                    6.2  Except   as   provided  in  Section  6.3  of  this
          Agreement, nothing contained in this Agreement shall preclude Consultant from being a purchaser of the Company or its Assets, or a proponent of a plan for the Company to reorganize same, or to participate in any way in any transaction respecting the Company.

                    6.3 Consultant agrees that neither it nor any person or entity to whom indemnification is extended pursuant to Section 10 of this Agreement will (i) make any proposal to buy securities or other assets of the Company without the prior approval of the Board unless the Board has decided to offer the Company for sale, or (ii) solicit proxies to vote shares of the Company; or (iii) trade in Company stock.

               7.   INFORMATION AND CONFIDENTIALITY

                    7.1 The Company agrees to provide access to all financial and other information and records to Consultant and to Consultants officers, employees and representatives, as Consultant shall reasonably request.

                    7.2 Consultant agrees that it may obtain Confidential Information during the course of its retention hereunder by the Company . Accordingly, Consultant agrees that it shall not, either during the Term of this Agreement or at any time within one year after the Date of Termination (i) use or disclose any such Confidential Information outside the Company and Affiliates; or (ii) except as required in the proper performance of its services hereunder, remove or aid in the removal from the premises of the Company or any Affiliate, of any Confidential Information or any property or material relating thereto.

                         (a) The foregoing confidentiality provision shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Consultant of his obligations under this Section).

                         (b) In the event Consultant is required by law or a court order to disclose any such Confidential Information, it shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in its opinion requires such disclosure, and if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

               8.   DISPUTES AND REMEDIES

                    8.1 WAIVER OF JURY TRIAL. CONSULTANT AND THE COMPANY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY DISPUTE WHICH ARISES UNDER THIS AGREEMENT.

               9.   REGULATORY COMPLIANCE

                    9.1 All regulatory compliance decisions are the responsibility of the Company; and, without limitation, Consultant shall have no duty, responsibility or authority with respect to regulatory compliance duties, including, without limitation: (1) the management, handling, transport, disposal or remediation of hazardous wastes or hazardous substances; (2) compliance with applicable federal, state or local statutes, ordinances, regulations, orders and requirements of common law in any way affecting or pertaining to health, safety or the environment; and (3) filings with federal and state securities authorities and federal, state and local taxing authorities.

               10.  INDEMNIFICATION AND HOLD HARMLESS

                    10.1 Company and its subsidiaries, if any, jointly and severally agree to indemnify and hold harmless Consultant to the full extent lawful, against any and all losses, actions, claims, damages, liabilities or costs including reasonable legal fees and expenses (collectively, "Loss"), whether or not in connection with a matter in which Consultant is a party, as and when occurred, directly or indirectly, caused by, relating to, based upon or arising out of Consultant's activities pursuant to this Agreement. The Consultant will not be held liable for errors in judgment. Notwithstanding the foregoing, Company shall have no duty to indemnify or to hold harmless Consultant for any loss, action, claim, damage, liability or costs to the extent such Loss is found, in a final judgment by a court of competent jurisdiction to have resulted primarily and directly from the gross negligence, willful misconduct or unlawful activities of Consultant.

                    10.2 Limitation of Liability. Company and its subsidiaries, if any, agree that the Consultant's liability to Company, to the extent not otherwise limited, indemnified or held harmless under this Agreement, is further limited to the amount of fees paid to Consultant under Section 5.2.

                    10.3 Included Indemnities. Except for liability arising from Consultant's gross negligence, willful misconduct or unlawful activities, These indemnification and hold harmless provisions shall be in addition to any liability which Company may otherwise have to Consultant and shall include, in addition to Consultant, Consultant's affiliated entities, directors, officers, employees, independent contractors employed by Consultant for this project, agents and controlling persons of Consultant within the meaning of the federal securities laws. All references to Consultant in these indemnification and hold harmless provisions, and other provisions of this Agreement shall be understood to include any of the foregoing persons.

                    10.4 Counsel and Notification of Company. If any claim, action, proceeding, or investigation is commenced as to which Consultant proposes to demand such indemnification and to be held harmless, it will notify the Company promptly upon becoming aware of any such action, proceeding or investigation. Consultant will have the right to retain counsel of its own choice to represent it, subject to the Company's approval of such counsel, which approval shall not be unreasonably withheld, and the Company will pay the reasonable fees and expenses of such counsel; and such counsel shall to its fullest extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by it. The Company will only be liable for any settlement of any claim against Consultant made with the Company's written consent, which consent shall not be unreasonably withheld.

                    10.5 Duration. Neither termination nor completion of the engagement of Consultant pursuant to this Agreement shall affect the indemnification and hold harmless provisions which shall remain operative and in full force and effect.

                    10.6 Health, Safety and Environmental Inclusion. The Company its subsidiaries agree to indemnify and hold harmless the Consultant from any breach of the representations and warranties and covenants set forth in Section 11 below, to the full extent set forth in Section 10.

                    10.7 In the event of litigation between Company and Consultant, the prevailing party shall be entitled to recover its reasonable fees and expenses.

               11.  HEALTH,  SAFETY   AND   ENVIRONMENTAL  REPRESENTATIONS,
                    WARRANTIES, AND COVENANTS

                    11.1 Company and its subsidiaries, if any, jointly and severally, represent and warrant that:

                         (a) All activities and operations of Company have been and are being conducted in compliance with all applicable federal, state and local environmental, health, and safety statutes, ordinances, regulations and orders and requirements of common law ("Environmental Statutes").

                         (b) No Hazardous Substance (as herein defined) is present in, on, over or under any facilities owned or leased by Company or its subsidiaries, if any (collectively, "Company Facilities") in a manner as may require remediation under any Environmental Statute or, to Company's knowledge, is present in, on, over or under any adjacent premises or is migrating to the Facility or to Company Facilities. The term "Hazardous Substances" means substances and/or materials that are regulated pursuant to Environmental Statutes, including, without limitation, substances and materials that are or contain hazardous substances, hazardous wastes, hazardous materials, toxic substances, regulated substances, and petroleum as those terms are defined pursuant to any Environmental Statute.

                         (c) Company has obtained and maintained and is in compliance with all registrations, licenses, permits and approvals, including amendments thereto, issued by governmental agencies pursuant to Environment Statutes and all are in full force and effect.

                         (d) The generation,, handling, treatment, storage, transportation and disposal of Hazardous Substances and waste by, or on behalf of, Company was and is in compliance with all applicable federal, state and local laws, ordinances and regulations, including Environmental Statutes.

                         (e) Company has not received any notice of any violation of or investigation or claim of liability under any Environmental Statute regarding or relating to the Facility and Company Facilities and their operation or notice of any investigation or potential liability of Company regarding any other facility including, without limitation, those to which Company, Company Facilities or the Facility sent Hazardous Substances or waste for handling, treatment, storage or disposal ("Other Facilities").

                         (f) Neither the Facility, Company Facilities, nor any Other Facility is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System list promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended, or any analogous state or local list.

                    11.2 Company and its subsidiaries, if any, agree to remain in compliance with all Environmental Statutes.

               12.  ENTIRE AGREEMENT, WAIVER AND OTHER

                    12.1 Entire Agreement. This Agreement constitutes the entire understanding and Agreement between the parties hereto with respect to the subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect. This Agreement may not be amended, changed, modified, or supplemented, except in writing signed by each party.

                    12.2 Neither party shall sell, assign, convey or otherwise transfer this Agreement, or any of the rights, interests or obligations hereunder to any other party without the prior written consent of the other party. In the event the Company becomes a debtor in a case under Title 11 of the United States Code, it shall immediately apply to assume this Agreement.

                    12.3 Notices. Any written notice required to be given hereunder shall be valid if sent by registered or certified mail with return receipt requested, or by Federal Express or other overnight service with receipt verification, to the address of the party set forth in the opening paragraph of this Agreement, or to such other address as one party shall provide in writing to the other in accordance with this paragraph.

                    12.4 Governing Law. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Louisiana.

                    12.5 No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver of modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Consultant with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company or Consultant to demand strict compliance with the terms hereof.

                         (a) Consultant shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Consultant reduce its obligations under this Agreement.

                         (b) This Agreement may not be supplemented or rescinded except by an instrument in writing signed by the parties hereto. Neither this Agreement nor any of the rights of any of the parties hereto may be terminated except as provided herein.

                    12.6 Separability of Provisions. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

                    12.7 Headings and Paragraphs. The headings and paragraphs of this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

           -----------------------------------------------------------------
           COMPANY                          CONSULTANT
           -----------------------------------------------------------------
           Campo Electronics, Appliances    York Management Services, Inc.
           and Computers, Inc.
           -----------------------------------------------------------------

            /s/ Rex Corley, Jr.                 /s/ William F. Taggart
                  Rex Corley, Jr.                 William F. Taggart
                     President                        President
           -----------------------------------------------------------------





          Exhibit A to Agreement dated as of April 17, 1997, by and between Campo Electronics, Appliances and Computers, Inc., ("Company"), and York Management Services, Inc., ("Consultant").

                              Schedule of Hourly Billing Rates

                    Name                     Hourly Billing Rate

                    William F. Taggart            350.00
                    Tom Hays                      245.00
                    Sanford (Sandy) Nacht         225.00
                    Sid Layton                    195.00
                    John Hennessey                195.00
                    Tom Kirkpatrick               195.00
                    Administrative/Secretarial
                    Services                       80.00